As filed with the Securities and Exchange Commission on October 27, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

IRON MOUNTAIN INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or	23-2588479 (I.R.S. Employer Identification No.)
organization)

One Federal Street, Boston, Massachusetts 02110
(Address of Principal Executive Offices including zip code)

Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan
(Full title of the plan)

William L. Meaney

President and Chief Executive Officer

Iron Mountain Incorporated

One Federal Street

Boston, Massachusetts 02110

(617) 535-4766
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

William J. Curry, Esq.
Sullivan & Worcester LLP
One Post Office Square
Boston, Massachusetts 02109
(617) 338-2800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company.  See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, $0.01 par value per share	5,000,000	$39.56	$197,800,000	$24,626.10

(1)         Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of Iron Mountain Incorporated (the “Company” or “Registrant”) common stock, par value $0.01 per share (“Common Stock”), that become issuable under the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan (the “2014 Plan”) by reason of any stock dividend, stock split, reclassification, recapitalization, spin-off or any other similar transaction that results in an increase in the number of shares of Common Stock.

(2)         Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act. The proposed maximum offering price per share is based upon the average of the high and low prices of Common Stock on October 25, 2017, as reported on the New York Stock Exchange.

IRON MOUNTAIN INCORPORATED
REGISTRATION OF ADDITIONAL SECURITIES
PURSUANT TO GENERAL INSTRUCTION E

At the 2017 Annual Meeting of Stockholders of Iron Mountain Incorporated, the Company’s stockholders approved an amendment to the 2014 Plan (the “Plan Amendment”), which provides, among other things, for an increase of the number of shares of Common Stock authorized for issuance under the 2014 Plan by 5,000,000 from 7,750,000 to 12,750,000. This Registration Statement on Form S-8 (the “Registration Statement”) relates to the additional 5,000,000 shares of Common Stock authorized for issuance under the Plan Amendment.

Pursuant to General Instruction E on Form S-8, the contents of the Registration Statement on Form S-8 with respect to the 2014 Plan (Registration No. 333-201636), filed with the Securities and Exchange Commission (the “Commission”) on January 21, 2015, including the information contained therein, are hereby incorporated by reference to this Registration Statement, except that the provisions contained in Part II of such earlier registration statement are modified as set forth in this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement:

(1)           The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (Registration No. 001-13045), filed by the Registrant with the Commission under the Securities Act on February 23, 2017;

(2)           All other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (1) above; and

(3)           The description of the Registrant’s Common Stock contained in the Registrant’s Current Report on Form 8-K, and Exhibit 4.1 thereto, filed with the Commission on January 21, 2015, and including all further amendments and reports filed for the purpose of updating such description.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Under no circumstances will any information furnished under current items 2.02 or 7.01 of Form 8-K be deemed incorporated by reference unless such Form 8-K expressly provides to the contrary.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Certain legal matters with respect to the issuance of securities offered hereby will be passed upon for us by Sullivan & Worcester LLP.

Item 6.   Indemnification of Directors and Officers.

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

The following exhibits are filed as part of this Registration Statement:

EXHIBIT NO.	DESCRIPTION

5.1	Opinion of Sullivan & Worcester LLP. (Filed herewith.)

10.1

Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex C to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on December 23, 2014, File No. 001-13045.)

10.2

First Amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan. (Incorporated by reference to Annex A to the Iron Mountain Incorporated Proxy Statement for the Special Meeting of Stockholders, filed with the Securities and Exchange Commission on April 13, 2017, File No. 001-13045.)

23.1	Consent of Sullivan & Worcester LLP. (Included in Exhibit 5.1.)

23.2	Consent of Deloitte & Touche LLP. (Filed herewith.)

24.1	Power of Attorney. (Included on the signature page to this Registration Statement.)

Item 9.   Undertakings.

Not required to be filed with this Registration Statement pursuant to General Instruction E to Form S-8.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on October 27, 2017.

IRON MOUNTAIN INCORPORATED

By:	/s/ William L. Meaney
William L. Meaney
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Iron Mountain Incorporated, hereby severally constitute and appoint William L. Meaney, Stuart B. Brown and Deborah Marson, and each of them acting singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any amendments, including any post-effective amendments, to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact, acting singly, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming our signatures to said amendments to the Registration Statement signed by our said attorneys-in-fact and all else that said attorneys-in-fact may lawfully do and cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ William L. Meaney	President, Chief Executive Officer and Director	October 27, 2017
William L. Meaney	(Principal Executive Officer)

/s/ Stuart B. Brown	Executive Vice President and Chief Financial Officer	October 27, 2017
Stuart B. Brown	(Principal Financial Officer)

/s/ Daniel Borges	Principal Accounting Officer	October 27, 2017
Daniel Borges

/s/ Jennifer Allerton	Director	October 27, 2017
Jennifer Allerton

/s/ Ted R. Antenucci	Director	October 27, 2017
Ted R. Antenucci

/s/ Pamela Arway	Director	October 27, 2017
Pamela Arway

/s/ Clarke H. Bailey	Director	October 27, 2017
Clarke H. Bailey

/s/ Kent P. Dauten	Director	October 27, 2017
Kent P. Dauten

/s/ Paul F. Deninger	Director	October 27, 2017
Paul F. Deninger

/s/ Per-Kristian Halvorsen	Director	October 27, 2017
Per-Kristian Halvorsen

/s/ Wendy J. Murdock	Director	October 27, 2017
Wendy J. Murdock

/s/ Walter C. Rakowich	Director	October 27, 2017
Walter C. Rakowich

/s/ Alfred J. Verrecchia	Director	October 27, 2017
Alfred J. Verrecchia